EXHIBIT 99.1

Rhino Resource Partners LP Addresses New York Stock Exchange Continued Listing Standard

Rhino Resource Partners LP (NYSE: RNO) ("Rhino" or the "Partnership") was notified on October 7, 2015 by the New York Stock Exchange ("NYSE") that the Partnership does not presently satisfy the NYSE's continued listing standard requiring the average closing price of the Partnership's common units to be at least $1.00 per common unit over any period of 30 consecutive trading days.  As of October 5, 2015, the average closing price of the Partnership's common units over the preceding 30 trading-day period was $0.99 per unit.

In accordance with NYSE rules, Rhino will notify the NYSE within 10 business days of receipt of the notification that the Partnership intends to cure the deficiency.  The Partnership has a period of six months from the date of the notification to regain compliance with the minimum unit price criteria.  The Partnership is considering all available options to regain compliance during this six-month period.

Under the NYSE rules, the Partnership's common units will continue to be listed and traded on the NYSE during this six-month period, subject to the Partnership's compliance with other continued listing requirements.  The current noncompliance with the NYSE listing standard does not affect the Partnership's ongoing business operations or its Securities and Exchange Commission reporting requirements, and does not cause an event of default under the Partnership's credit facility.

Forward Looking Statements

Except for historical information, statements made in this press release are "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on Rhino's current expectations and beliefs concerning future developments and their potential effect on Rhino's business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will be those that Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino's control or ability to predict. Therefore, actual results and developments could materially differ from Rhino's historical experience and present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: Rhino's ability to achieve and maintain a unit price necessary to regain compliance with the NYSE's continued listing standards; commencement by the NYSE of suspension and delisting procedures for failure to implement successfully a plan to correct noncompliance with the NYSE's continued listing standards; Rhino's ability to continue to satisfy the NYSE's other qualitative and quantitative standards for continued listing; decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; increased competition in global coal markets and declines in demand for coal; current and future environmental laws and regulations which could materially increase operating costs or limit Rhino's ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; a variety of operating risks, such as unfavorable geologic conditions, natural disasters, mining and processing equipment unavailability and failures and unexpected maintenance problems and accidents, including fire and explosions from methane; fluctuations in transportation costs or disruptions in transportation services could increase competition or impair Rhino's ability to supply coal; a shortage of skilled labor; increases in raw material costs, such as steel, diesel fuel and explosives; Rhino's ability to acquire replacement coal reserves that are economically recoverable; inaccuracies in Rhino's estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds could affect coal consumers and as a result reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino's ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino's dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as resulting from low natural gas prices; disruption in supplies of coal produced by contractors operating Rhino's mines; defects in title in properties that Rhino owns or losses of any of Rhino's leasehold interests; increased labor costs or work stoppages; the ability to retain and attract senior management and other key personnel; and assumptions underlying reclamation and mine closure obligations are materially inaccurate.

Other factors that could cause Rhino's actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

About Rhino Resource Partners LP

Rhino Resource Partners LP is a diversified energy limited partnership that is focused on coal and energy related assets and activities, including energy infrastructure investments.  Rhino produces metallurgical and steam coal in a variety of basins throughout the United States and it leases coal through its Elk Horn subsidiary.

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CONTACT: Scott Morris
         +1 859.519.3622
         smorris@rhinolp.com